SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2002 (February 1, 2002)

QUESTRON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State of Other Jurisdiction of Incorporation)

0-13324	232257354

(Commission File Number)	(IRS Employer Identification Number)

6400 Congress Avenue, Suite 200A
Boca Raton, Florida 33487

(Address of principal executive offices including zip code)

(561) 241-5251

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 3. Bankruptcy or Receivership

     On February 3, 2002, Questron Technology, Inc. (“Questron”) and its subsidiaries filed a voluntary petition for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the District of Delaware, Case Number 02-10319 (PJW).

     Questron’s existing directors and officers will continue to oversee the operation of Questron’s business as a debtor in possession, subject to the requirements of the Bankruptcy Code, including the requirement of bankruptcy court approval of actions proposed to be taken outside of the ordinary course of business. Due to resignations prior to the bankruptcy filing, Questron’s board of directors is currently composed of Dominic A. Polimeni and Robert V. Gubitosi. One of the resigning directors, Mr. Douglas D. Zadow, also resigned as an executive officer of Questron, but continues as an employee.

Item 5. Other Events

     On February 4, 2002, Questron issued a press release announcing that it had filed the petition under the Bankruptcy Code described in Item 3 above and that it had signed a definitive purchase agreement with QTI Acquisition Corp. (“QTI”) providing for QTI’s acquisition of substantially all of the assets of Questron and its subsidiaries. A copy of the press release is attached as an exhibit to this Form 8-K.

Item 7. Exhibits

     1.     Press Release, dated February 4, 2002

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2002

Questron Technology, Inc.

By: /s/ DOMINIC A. POLIMENI

Dominic A. Polimeni, Chairman and Chief Executive Officer

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